Exhibit 5.2

Our ref	MF/EO/SH/1073417.0050	25 February 2025

To: RenaissanceRe Holdings Ltd. Renaissance House 12 Crow Lane Pembroke HM 19 Bermuda

Dear Sirs,

RENAISSANCERE HOLDINGS LTD. (Registration No. 18387) (the “Company”)

1.	BACKGROUND

We act as Bermuda legal counsel to the Company in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a prospectus supplement dated 18 February 2025 (the “Prospectus Supplement”) to the registration statement on Form S-3, as amended (File No. 333-272124) filed with the Commission (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and issuance by the Company of the principal amount of US$500,000,000 of 5.800% senior unsecured notes due 2035 (the “Notes”). The Notes are being issued pursuant to the provisions of the senior indenture dated 2 April 2019 (the “Base Indenture”) among the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the third supplemental indenture dated as of 25 February 2025 (the “Third Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).

2.	DEFINITIONS AND INTERPRETATION

2.1	Capitalised terms used but not otherwise defined in this Opinion shall have the meanings given to them in Part A of Schedule 4 (Definitions and Interpretation).

2.2	This Opinion shall be interpreted and construed in accordance with Part B of Schedule 4 (Definitions and Interpretation).

Carey Olsen Bermuda Limited is a company limited by shares incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. The use of the title “Partner” is merely to denote seniority. Services are provided on the basis of our current terms of business, which can be viewed at: http://www.careyolsen.com/terms-business.

3.	SCOPE

3.1	This Opinion is limited to: (a) matters of the law and practice of Bermuda as at the date of this Opinion; and (b) matters expressly stated in this Opinion.

3.2	We have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

3.3	This Opinion is based only on those matters of fact known to us at the date of this Opinion.

4.	DOCUMENTS EXAMINED AND SEARCHES

4.1	In giving this Opinion we have examined a copy of each Document.

4.2	In addition, we have examined each Further Document.

4.3	The Documents and the Further Documents are the only documents we have seen or examined for the purposes of this Opinion.

4.4	The Searches are the only searches, investigations or enquiries we have carried out for the purposes of this Opinion.

5.	ASSUMPTIONS AND QUALIFICATIONS

5.1	This Opinion is given:

(a)	in reliance on the Assumptions; and

(b)

on the basis that the Assumptions (which we have not independently investigated or verified) are accurate, and have been accurate, in all respects at the date of this Opinion, and at all other relevant times.

5.2	This Opinion is subject to the Qualifications.

6.	OPINION

We are of the opinion that:

6.1	Due Incorporation and Valid Existence

The Company is duly incorporated as an exempted company limited by shares and is validly existing under the law of Bermuda and in good standing as at the date of the Certificate of Compliance.

6.2	Authority and Execution

(a)	The Company has the corporate power and capacity to enter into, and to perform its obligations under the Indenture.

(b)	The Company has taken the corporate action necessary under the law of Bermuda to authorise the execution and delivery of, and the performance of its obligations under, the Indenture.

(c)	The Indenture has been duly executed and delivered by or on behalf of the Company.

6.3	Legal Validity and Enforceability

When issued in accordance with the Indenture, duly executed by the Company, duly authenticated by the Trustee and delivered by or on behalf of the Company in accordance with the Indenture, the Notes will constitute valid and binding obligations of the Company in accordance with the terms thereof.

6.4	Non-Conflict

The Company’s entry into, and the performance of its obligations under, the Indenture will not conflict with any applicable law or regulation of Bermuda to which the Company is subject or any provision of the Memorandum of Association or Bye-laws.

7.	LAW GOVERNING THIS OPINION, LIMITATIONS, BENEFIT, DISCLOSURE AND RELIANCE

7.1	This Opinion is governed by, and shall be construed in accordance with, the law of Bermuda.

7.2

We assume no obligation to advise you or any other person, or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

7.3	This Opinion is given solely for the purpose of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

7.4

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Opinions” in the Registration Statement and to the references to our firm in the prospectus supplement forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Carey Olsen Bermuda Limited

SCHEDULE 1

DOCUMENTS EXAMINED

Part A

Documents

1.	Registration Statement.

2.	Prospectus Supplement.

3.	Base Indenture.

4.	Third Supplemental Indenture.

Part B

Further Documents

1.	A certified copy of:

1.1	the Certificate of Incorporation;

1.2	the Certificate of Incorporation on Change of Name;

1.3	the Memorandum of Association;

1.4	the Bye-laws;

1.5	the Register;

1.6	the Exchange Control Approval;

1.7	the Tax Assurance Certificate;

1.8	the Director Resolutions; and

1.9	the Committee Resolutions.

2.	The Certificate of Compliance.

3.	The Public Records.

4.	The Litigation Records.

SCHEDULE 2

ASSUMPTIONS

1.	Authenticity

The genuineness and authenticity of all signatures, initials, stamps, seals and markings on all documents examined by us, including, in the case of copy documents examined by us, on the originals of those copies.

2.	Copies

The completeness and conformity to original documents of all copies examined by us.

3.	Execution Versions/Drafts

Where we have been provided with a document (whether original or copy) in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft or execution version of the document provided to us and/or, where a document has been reviewed by us only in draft, execution or specimen form, it has been executed in the form of that draft, execution version or specimen.

4.	Register and Appointments

The accuracy and completeness of the Register and that each director, alternate director (if any) and secretary of the Company has been validly appointed and each person who acts on behalf of any corporate director or secretary of the Company is duly authorised to do so by that corporate director or secretary, respectively.

5.	Directors’ Duties

5.1

In resolving that the Company authorise the entry into the Documents the directors of the Company were acting with a view to the best interests of the Company and were otherwise exercising their powers in accordance with their duties under all applicable laws.

5.2	Each director of the Company has disclosed all interests required to be disclosed by the Companies Act and the Bye-laws in accordance with the provisions of the Companies Act and the Bye-laws.

6.	Directors’ Resolutions

6.1	No resolution has been passed by the Board (or any committee of the directors) or the shareholders of the Company and there is no agreement or arrangement otherwise in place:

(a)	limiting the powers of the Board;

(b)	changing the quorum for meetings of the directors of the Company from that which is stated in the Bye-laws; or

(c)	changing who may sign an instrument to which a seal of the Company is affixed or the number of such persons from that which is stated in the Bye-laws.

6.2

The Director Resolutions and the Committee Resolutions were duly passed, are in full force and effect and have not been revoked, superseded or amended, and are the only resolutions passed by the directors of the Company (or any committee thereof) relating to the matters referred to in those resolutions.

6.3

The meetings at which the Director Resolutions and the Committee Resolutions were passed were duly convened and held and quorate throughout and the minutes of such meetings are an accurate record of the proceedings described in them.

7.	Corporate Action

The Company will take all necessary corporate action to authorise and approve the issuance of the Notes, the terms of the offering thereof and all related matters.

8.	Establishment, existence, capacity and authority – other parties

8.1

Each party (other than the Company as a matter of the law of Bermuda) is duly established and validly existing and: (a) has the necessary capacity, power, authority and intention; (b) has taken the corporate and other action necessary to authorise it; and (c) has obtained, made or satisfied all necessary consents, authorisations, registrations, approvals, licences, filings, exemptions or other requirements (i) of any governmental, judicial or other public bodies or authorities or (ii) imposed by any contractual or other obligation or restriction binding upon it; in each case to enter into and deliver, and perform its obligations under, any and all documents entered into by such parties in connection with the issuance of the Notes, and the due execution and delivery thereof by each party thereto.

8.2

None of the parties have carried on or will carry on activities, other than the performance of their obligations under the Documents, which would constitute the carrying on investment business in or from Bermuda.

9.	Authorisations and Exemptions - Other Laws

All consents, authorisations, registrations, approvals, licences filings, exemptions or other requirements of any governmental, judicial or other public bodies or authorities required to be obtained, made or satisfied by the Company under any law (other than the law of Bermuda) in connection with the Documents and the issue of the Notes, have been obtained, made or satisfied and, where appropriate, remain in full force and effect.

10.	No Conflict – Foreign Law or Regulation

There is no provision of the law or regulation of any jurisdiction other than Bermuda that would have any adverse implication in relation to the opinions expressed in this Opinion.

11.	Other Documents

The accuracy, correctness and completeness of all statements, assessments and opinions as to matters of fact contained in each Document and each Further Document.

12.	Unknown Facts

That there is no document or other information or matter (including, without limitation, any arrangement or understanding) that has not been provided or disclosed to us that is relevant to or that might affect the opinions expressed in this Opinion.

SCHEDULE 3

QUALIFICATIONS

1.	No Conflict – Contractual Obligations etc.

We offer no opinion on whether there are any contractual or other obligations or restrictions binding on the Company that would or could have any adverse implication in relation to the opinions expressed in this Opinion.

2.	Representations and Warranties

Unless expressly stated otherwise, we offer no opinion in relation to the factual accuracy of any representation or warranty made or given in or in connection with the Documents or any Further Document.

3.	Good standing

The term “good standing” as used in this Opinion means that the Company has received a Certificate of Compliance from the Registrar of Companies indicating solely that it has not failed to make any filing with any Bermuda governmental authority, or failed to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

SCHEDULE 4

DEFINITIONS AND INTERPRETATION

Part A - Definitions

“Assumptions”	means the assumptions set out in Schedule 2 (Assumptions);

“Board”	means the board of directors of the Company;

“Bye-laws”	means the bye-laws of the Company, as referred to in the Secretary’s Certificate;

“Certificate of Compliance”	means the certificate of compliance in respect of the Company dated 21 February 2025, issued by the Registrar of Companies;

“Certificate of Incorporation”	means the Company’s certificate of incorporation, as referred to in the Secretary’s Certificate;

“Certificate of Incorporation on Change of Name”	Means the Company’s certificate of incorporation on change of name, as referred to in the Secretary’s Certificate;

“Committee Resolutions”	means the resolutions of a committee of the Board stated as passed on 18 February 2025 at a meeting of such committee of the Board recorded in the minutes of that meeting, as referred to in the Secretary’s Certificate;

“Companies Act”	means the Companies Act 1981;

“Director Resolutions”	means an extract of the minutes of a meeting of the Board held on 4 February 2025, as referred to in the Secretary’s Certificate;

“Documents”	means the documents listed in Part A of Schedule 1 (Documents Examined);

“Exchange Control Approval”	means the permission of the Bermuda Monetary Authority under the Exchange Control Act 1972 (and regulations made thereunder) for the issue and transfer of the Company’s shares dated 7 July, 2000, as referred to in the Secretary’s Certificate;

“Further Documents”	means the documents listed in Part B of Schedule 1 (Documents Examined);

“Litigation Records”	means the entries and filings in respect of the Company in the Cause Book of the Supreme Court and in the Register of Judgements maintained at the Registry of the Supreme Court at the time we carried out the Litigation Search;

“Litigation Search”	means our inspection of the Litigation Records at 10:23am on 24 February 2025;

“Memorandum of Association”	means the memorandum of association of the Company, as referred to in the Secretary’s Certificate;

“Opinion”	means this legal opinion and includes the Schedules;

“Public Records”	means the public records of the Company available for inspection at the offices of the Registrar of Companies at the time we carried out the Public Records Search;

“Public Records Search”	means our inspection of the Public Records at 11:12am on 24 February 2025;

“Qualifications”	means the observations and qualifications set out in Schedule 3 (Qualifications);

“Register”	means the register of directors and officers of the Company as referred to in the Secretary’s Certificate;

“Registrar of Companies”	means the Registrar of Companies in Bermuda;

“Searches”	means the Public Records Search and the Litigation Search;

“Secretary’s Certificate”	means the certificate of the Assistant Secretary of the Company dated 24 February 2025;

“Supreme Court”	means the Supreme Court of Bermuda; and

“Tax Assurance Certificate”	means the tax assurance issued by the Registrar of Companies in relation to the Company.

Part B – Interpretation

1.	References in this Opinion to:

1.1	a Schedule are references to a schedule to this Opinion;

1.2	a “person” includes any body of persons corporate or unincorporated;

1.3	legislation include, where relevant, a reference to such legislation as amended at the date of this Opinion;

1.4	“you” means the Addressee(s) and where there is more than one Addressee, means each of them; and

1.5

“we”, “us” or “our” in relation to the examination, sight, receipt or review by us, or provision to us, of information or documents are references only to our lawyers who worked on the preparation of this Opinion acting for the Addressee in this matter.

2.

Where a capitalised term appears in the left-hand column of Part A of Schedule 4 (Definitions and Interpretation) in the singular, its plural form, if used in this Opinion, shall be construed accordingly, and vice versa.

3.	Headings in this Opinion are inserted for convenience only and shall not affect the construction of this Opinion.